Exhibit 8.1

                           WEIL, GOTSHAL & MANGES LLP
       A Limited Liability Partnership Including Professional Corporations
                                767 Fifth Avenue
                            New York, N.Y. 10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007


                                                   July 25, 1997



Lehman ABS Corporation
3 World Financial Center
New York, New York 10295

Gentlemen:

                  We have acted as special counsel to Lehman ABS Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-3, as amended to the date hereof (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). As described in the Registration Statement, the Company may form a trust or several trusts (each, a "Trust") which may issue various series of Certificates (and may issue various classes of Certificates within any given series) pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee to be determined. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectus dated July 25, 1997 contained therein (the "Base Prospectus" and, together with the model Prospectus Supplements contained therein and the Registration Statement, the "Prospectus"), the form of Trust Agreement attached as an exhibit thereto, and such corporate records, agreements, documents and other instruments (collectively, the "Documents"), and have made such inquiries of such officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

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Lehman ABS Corporation
July 25, 1997
Page 2


                  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed (i) that the Documents and Certificates as executed and delivered by the requisite signatories thereto will conform in substance and form in all material respects to the respective forms thereof examined by us, (ii) timely compliance by all parties to the various Documents to the terms thereof (without waiver of any of the terms thereof) and (iii) that the Documents constitute all the agreements, understandings, and arrangements between the parties thereto with respect to the transactions contemplated therein and the Securities.

                  Based on the foregoing and subject to the next succeeding paragraph, it is our opinion that the applicable statements contained in the Base Prospectus under the caption "Tax Considerations," and in the Prospectus Supplements under the caption "Certain Federal Income Tax Consequences," insofar as such statements constitute matters of law or legal conclusions and except to the extent qualified therein, are correct in all material respects.

                  The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Further, you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion either as to any matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdictions. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, facts, including the taking of any action by any party to any of the transactions described in the Documents pursuant to any opinion of counsel as required by any of the documents relating to such transactions, or documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

                  We consent to the references to our firm under the captions "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus. This opinion may not be used for any other purpose and may not otherwise be relied upon by, or disclosed, quoted or referred to, any other person.


                                               Very truly yours,

                                               /s/ Weil, Gotshal & Manges LLP